Exhibit 99.3

AMPAL AMERICAN ISRAEL CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of our acquisition of the on-going business of 012 Smile.Communications Ltd. (“012 Smile”) on our consolidated financial statements. Ampal is acquiring substantially all the assets and liabilities of 012 Smile. This transaction is subject to customary closing conditions, we expect that the transaction will be closed on December 31, 2009 or during the first quarter of 2010. The following unaudited pro forma condensed combined financial statements are based upon the historical condensed consolidated financial statements and notes thereto of Ampal American Israel Corporation (“Ampal”) and 012 Smile which are included herein.

The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transaction as if it had been completed on September 30, 2009. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2009 and for the fiscal year ended December 31, 2008 gives pro forma effect to the Transaction as if they had been completed on January 1, 2008.

The pro forma adjustments are based upon available information and certain assumptions that Ampal believes are reasonable under the circumstances. A final determination of fair values relating to the Transaction may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible and intangible assets of 012 Smile that existed as of the date of the completion of the Transaction. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data. These changes could be material.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Ampal and 012 Smile with the United States Securities and Exchange Commission.

Ampal-American Israel Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(In thousands, except shares and per share data)
As of September 30, 2009

	Ampal	012 Smile	Pro-Forma Adjustment	Note	Pro Forma

Current assets:
Cash and cash equivalents	$80,105	$16,612	$(69,832)	1	$26,885
Marketable securities	29,963	83,977	(83,977)	1	29,963
Accounts receivable	98,066	50,253	-		148,319
Deposits	11,960	-	-		11,960
Inventories	25,415	-	-		25,415
Other assets	20,776	5,499	-		26,275

Total current assets	266,285	156,341	(153,809)		268,817

Non-current assets:
Investments	372,022	-	-		372,022
Fixed assets	145,003	45,877	-		190,880
Deposits	35,203	-	-		35,203
Deferred tax asset	24,662	-	-		24,662
Other assets	13,720	92,754	-		106,474
Goodwill	52,273	109,412	10,908	2	172,593
Intangible assets	11,119	41,814	44,136	2	97,069

Total Non-current assets	654,002	289,857	55,044		998,903

Total assets	$920,287	$446,198	$(98,765)		$1,267,720

Current liabilities:
Notes and loans payable and current
maturities	151,970	49,391	3,809	1	205,170
Accounts payable, accrued expenses and
others	80,795	68,940	(14,624)		135,111

Total current liabilities	232,765	118,331	(10,815)		340,281

Long term liabilities:
Notes and loans payable	235,146		212,879	1	448,025
Debentures	215,715	91,221	(91,221)	1	215,715
Deferred income taxes	3,931	5,987	11,697		21,615
Other long term liabilities	9,537	9,604	-		19,141

Total long term liabilities	$464,329	$106,812	$133,355		$704,496

Total liabilities	697,094	225,143	122,540		1,044,777

Equity	223,476	221,055	(221,305)		222,943

Noncontroling interest	$(283)	$-	$-		$(283)

	$920,287	$446,198	$(98,765)		$1,267,720

Ampal-American Israel Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months ended September 30, 2009
(In thousands, except per share data)

	Ampal	012 Smile	Pro-Forma Adjustment	Note	Total

Revenues
Chemical income	$287,434	$-	-		$287,434
Communication income		210,165	-		210,165
Realized gains on investment	554	-	-		554
Realized & unrealized gain on
marketable securities	(38)	-	-		(38)
Real estate income	177	-	-		177
Leisure time income	2,086	-	-		2,086
Interest income	2,138	8,316	(8,316)	1	2,138
Other income	3,731	-	-		3,731

Total	296,082	218,481	(8,316)		506,247

Expenses
Chemical expenses	265,657	-	-		265,657
Communication expenses		180,307	3,055	3	183,362
Interest expenses	25,737	8,240	6,097	4	40,074
Equity in losses of affiliates	1,203	-	-		1,203
Loss from sale of fixed assets	102	-	-		102
Marketing expenses	4,833	-	-		4,833
Translation loss	(3,731)	-	-		(3,731)
Real estate expenses	547	-	-		547
Other expenses	24,581	-	-		24,581

Total	318,929	188,547	9,152		516,628

Income (loss) before income taxes	(22,847)	29,934	(17,468)		(10,381)
Provision (benefit) for income taxes	(2,990)	7,347	(4,541)		(184)

Income (loss) after income taxes	(19,857)	22,587	(12,927)		(10,197)
Noncontroling interest, net	(816)	-	-		(816)

Net (loss) income from operation	(19,041)	22,587	(12,927)		(9,381)

Basic and diluted EPS:
Loss from operations	$(0.34)				$(0.17)

Shares used in calculation	56,157				56,157

Ampal-American Israel Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2008
(in thousands, except per share data)

	Ampal	012 Smile	Pro-Forma Adjustment	Note	Total

Revenues
Chemical income	$534,934	$-			$534,934
Communication income		308,454			308,454
Equity in earning of affiliates	(1,409)	-			(1,409)
Realized gains on investment	1,291	-			1,291
Realized & unrealized gain on
marketable securities	(37)	-			(37)
Real estate income	53	-			53
Leisure time income	2,770	-			2,770
Gain from fixed assets	(6)	-			(6)
Interest income	4,522	2,130	(2,130)	1	4,522
Other income	14,519	-			14,519

Total	556,637	310,584	(2,130)		865,091

Expenses
Chemical expenses	497,575	-			497,575
Communication expenses		272,792	3,634	3	276,426
Interest expenses	41,143	18,091	1,055	4	60,289
Marketing expenses	10,819	-			10,819
Translation loss	(13,183)	-			(13,183)
Real estate expenses	50	-			50
Other expenses	42,070	-			42,070

Total	578,474	290,883	4,689		874,046

Income (loss) before income taxes	(21,837)	19,701	(6,819)		(8,955)
Provision (benefit) for income taxes	(6,526)	6,183	1,841		1,498

Income (loss) after income taxes	(15,311)	13,518	(8,660)		(10,453)

Noncontroling interest, net	(1,400)	-	-		(1,400)

Net (loss) income from operation	(16,711)	13,518	(8,660)		(11,853)

Basic and diluted EPS:
Loss from operations	$(0.29)				$(0.21)

Shares used in calculation	57,755				57,755

NOTE 1

The Company, through its subsidiaries, is acquiring substantially all the assets and liabilities of 012 Smile, but exclude (i) all of the cash and marketable securities (totaling $100.6 million), (ii) the rights and obligations of 012 Smile related to the acquisition of Bezeq – The Israeli Telecommunications Corporation Ltd. and (iii) certain indebtedness and other liabilities (totaling $140.6 million).

The consideration of $319.3 million paid to 012 Smile shareholders was financed by $53.2 million cash, a $53.2 million loan payable to financial institution and a $212.9 million loan payable to a bank. The Company is still negotiating the terms of such loans. The Company also has incurred estimated direct transaction fees and expenses of approximately $250,000, which have been reflected as a reduction of equity in the accompanying pro forma statements.

NOTE 2

Under the purchase method of accounting, the total consideration of $319.3 million allocated to 012 Smile’s identifiable tangible and intangible assets and liabilities assumed based on their estimated fair values as of the date of the completion of the Transaction. The purchase price is preliminarily allocated to 012 Smile’s assets acquired and liabilities assumed, as follows (U.S. dollars in millions):

Book value of 012 Smile's net assets	$131.7
Adjustments to historical net book value:
Intangible assets	$71.0
Brand name	$14.9
Goodwill	$120.3
Deferred tax	$(18.6)

A final determination of the fair values of the assets acquired and liabilities assumed may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible and intangible assets of 012 Smile that existed as of the date of the completion of the Transaction. The final valuation may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data. Accordingly, the approximate amount of $120.3 million which has been preliminarily allocated to goodwill, may be all reallocated to amortizable intangible or depreciating assets resulting in a depreciation or amortization charge in the statement of operation. For every $1 million increase or decrease, amortization or depreciation expense may increase or decrease by approximately $0.14 million based on lives of assets from 7 to 10 years.

NOTE 3

Reflects amortization of the fair value of intangible assets acquired, the calculation of pro forma amortization expense is as follows (in thousands):

	Nine Months Ended September 30, 2009	Year Ended December 31, 2008	Estimated Useful Life

Intangible assets	7,190	10,636	7
Brand name	1,056	1,562	10

NOTE 4

Represents the estimated adjustment to record interest expense, at 7.5% in average, of approximately $19.9 million in fiscal 2008 and $14.9 million in the nine months of fiscal 2009, based on the long-term debt of $266.1 million expected to be assumed to finance the transaction.

NOTE 5

The financial statements of 012 Smile were condensed and reclassified in order for them to conform with Ampal’s financial statements presentation.

The reconciliation between 012 Smile’s statements of operations for the nine months ended September 30, 2009 and for the twelve months ended December 31, 2008 as filed with the United States Securities and Exchange Commission and the Israel Stock Exchange and the pro forma condensed financial statement presented at this report is as follows:

012 Smile.Communications Ltd.
Unaudited Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2009
(In thousands)

	U.S GAAP Reclassified	U.S GAAP Total(1)
	NIS	$

Revenues
Communication income	869,008	210,165
Interest income	33,088	8,316

	902,096	218,481

Expenses
Communication expense	750,207	180,307
Interest expense	32,787	8,240

Total	782,994	188,547

Income before income taxes	119,102	29,934
Provision for income taxes	29,233	7,347

Net income	89,869	22,587

1.	The 012 Smile amounts included in the condensed combined pro forma statement of operations were translated into U.S. dollars using an exchange rate of 3.9789 New Israeli shekels per dollar, which is the average of the representative exchange rates published by the Bank of Israel for the nine months ended September 30, 2009. The 012 Smile historical statements of operations as presented for the nine months ended September 30, 2009 have been presented in U.S Dollars and convenience translated at the representative rate exchange of 3.758 New Israeli shekels per dollar.

012 Smile.Communications Ltd.
Audited Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2008
(in thousands)

	U.S GAAP Reclassified	U.S GAAP Total(2)
	NIS	$

Revenues
Communication income	1,106,203	308,454
Interest income	7,640	2,130

	1,113,843	310,584

Expenses
Communication expense	978,308	272,792
Interest expenses	64,879	18,091

Total	1,043,187	290,883

Income before income taxes	70,656	19,701
Provision for income taxes	22,174	6,183

Net income	46,915	13,518

2.	The 012 Smile amounts included in the condensed combined pro forma statement of operations were translated into U.S. dollars using an exchange rate of 3.5863 New Israeli shekels per dollar, which is the average of the representative exchange rates published by the Bank of Israel for the year ended December 31, 2008. The 012 Smile historical statements of operations as presented in its 2008 annual report have been presented in U.S Dollars and convenience translated at the representative rate exchange of 3.802 New Israeli shekels per dollar.